EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Registration Nos. 333-120146, 333-134147 and 333-142403) and Forms
S-8 (Registration Nos. 333-115649 and 333-123184) of our report dated April 14, 2008, with respect to the consolidated financial statements of National Coal Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.


                                         /S/ ERNST & YOUNG LLP
                                         --------------------------
                                         ERNST & YOUNG LLP

Nashville, Tennessee
April 14, 2008